UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 2, 2023

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

001-12215				16-1387862
(Commission File Number)				(I.R.S. Employer Identification No.)

500 Plaza Drive
Secaucus,	NJ			07094
(Address of principal executive offices)				(Zip Code)

		(973)	520-2700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DGX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

On February 2, 2023, Quest Diagnostics Incorporated (the "Company") issued a press release announcing, among other things, its results for the quarter and full year ended December 31, 2022. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01. Other Events

On February 2, 2023, the Company issued a press release announcing that the Company's Board of Directors authorized the Company to repurchase an additional $1 billion of the Company's common stock as part of the Company's common stock repurchase program and increased the quarterly dividend from $0.66 to $0.71 per share. The 7.6% increase in the quarterly dividend is the Company’s twelfth since 2011 and is effective with the dividend payable on April 24, 2023 to shareholders of record of the Company’s common stock on April 10, 2023. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

d.	Exhibit

	99.1	Press release of Quest Diagnostics Incorporated dated February 2, 2023, announcing, among other things, its results for the quarter and full year ended December 31, 2022.

	99.2	Press release of Quest Diagnostics Incorporated dated February 2, 2023, announcing the increase in its quarterly dividend and the increase in its share repurchase authorization.

	104	The cover page from this current report on Form 8-K, formatted in Inline XBRL.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 2, 2023

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ William J. O'Shaughnessy, Jr.
William J. O'Shaughnessy, Jr.
Deputy General Counsel and
Corporate Secretary